UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
__________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.00 par value	CLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of The Clorox Company (the “Company”) amended and restated the Company’s bylaws (the “Bylaws”), effective May 19, 2025. The amendments implement a cure process for certain deficiencies in director nomination notices submitted by shareholders. For nomination notices received by the Company within the time period specified in the Bylaws, the Company will notify shareholders of deficiencies in the notice and there will be an opportunity to cure such deficiencies within the time period specified.

This description of the amendments to the Bylaws is not complete and is qualified in its entirety by reference to the text of the Bylaws filed as Exhibit 3.2 to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit	Description
3.2	Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date:	May 23, 2025	By:	/s/ Angela Hilt
Angela Hilt
Executive Vice President – Chief Legal and External Affairs Officer and Corporate Secretary

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